SECURITIES AND EXCHANGE COMMISSION


WASHINGTON, D.C. 20549


FORM 8-K

CURRENT REPORT


PURSUANT TO SECTION 13 OR 15 (d) OF THE


SECURITIES AND EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported): April 6, 1999




American Mortgage Investors Trust.
(Exact Name of Registrant as Specified in Charter)

Massachusetts
(State or other Jurisdiction of Incorporation or Organization)


0-23972                      13-6972380
(Commission File Number)     (IRS Employer Identification Number)

625 Madison Avenue, New York, NY 10022
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (212) 421-5333

Not Applicable
(Former Name or Former Address, if Changed Since
Last Report)


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Item 5. Other Events

	On April 6, 1999, American Mortgage Investment Trust ("AMIT") received the necessary consent from its shareholders to approve proposals (the "Proposals") to restructure AMIT from a closed-ended, finite-life real estate investment trust ("REIT") to a publicly traded, open-ended, infinite-life operating REIT.

	The Proposals were presented in a definitive proxy statement that was mailed on February 12, 1999 to shareholders of record on February 5, 1999. In addition to restructuring AMIT to a publicly traded, open-ended, infinite-life REIT, the Proposals, among other matters, permit AMIT to modify its investment objectives, to incur a specified amount of indebtedness and to list AMIT's shares on a national exchange. As required by AMIT's Declaration of Trust, the Proposals were approved by Shareholders holding a majority of the outstanding Shares entitled to vote.

AMIT has been approved for listing subject to notice of issuance
on the American Stock Exchange under the symbol "AMC".    Management
expects that AMIT will begin trading on the American Stock Exchange in July, 1999, but no assurance can be given regarding the exact timing of such event.

	The benefits and risks associated with the Proposals are further outlined in the proxy statement that was filed with the Securities and Exchange Commission on February 12, 1999, and is hereby incorporated by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits

(a).	Financial Statements
	Not Applicable

(b).	Pro Forma Financial Information
	Not Applicable

(c).	Exhibits
None

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


American Mortgage Investors Trust
(Registrant)


BY:	/s/ Stuart J. Boesky
	Stuart J. Boesky
	Executive Vice President
April  14, 1999